EMPLOYMENT AGREEMENT

     THIS AGREEMENT, is effective as of the 1st day of March 1998, between STERITEK, INC., a New Jersey corporation, having its principal place of business at 121 Moonachie Avenue, Moonachie, NJ 07074
(the "Corporation") and James K. Wozniak, residing at 301 Rea
Avenue Extension, Hawthorne, New Jersey 07506 (the "Employee")

                           WITNESSETH:

     WHEREAS, the Corporation is engaged in the business of contract packaging for the pharmaceutical and cosmetic industries and providing a physicians' facsimile database and transmission system; and

     WHEREAS, Employee has experience and knowledge in the business in which the Corporation is involved and wishes to remain a full-time employee of the Corporation; and

     WHEREAS,  the Corporation wishes to employ Employee as Vice
President and Chief Financial Officer, and to be employed in such capacity (the "Position") upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing and mutual covenants herein contained, the parties agree as follows:

     1.  Employment

     (a) The Corporation hereby employs Employee to serve in the Position and Employee hereby accepts such employment. Employee will devote his full-time and attention, during normal business hours, to performing all duties assigned or delegated to him by the President of the Corporation.

     (b) Employee will be required to discharge his duties in the Position in accordance with the rules and regulations of the Corporation.

     (c) On a periodic basis during the term of this Agreement, Employee will be required to provide the President of the Corporation with periodic reports on his employment activities on behalf of the Corporation.

     2.  Compensation

     (a) For his services hereunder, Employee shall receive a base salary of $125,000 per year, payable on the Corporation's regular paydays. In addition, the Employee shall be entitled to receive a bonus, in the amounts and at the times as shall be determined by the Board of Directors of the Corporation.

   (b) The Employee's base salary shall be reviewed by the Board of Directors on an annual basis and upon such review, shall be increased in such amount as the Board of Directors, in its discretion, determines, but in no event shall such increase be less than five percent (5%) of the Employee's base salary for the previous year.

     (c) In addition to the base salary to which Employee is entitled under Section 2 (a), Employee shall be entitled to participate in fringe benefit plans which the Corporation may offer or establish from time to time for employees of equal or lesser rank; provided, however, that this provision shall not require that the Corporation establish or continue any specific fringe benefit plan. The Employee shall be provided a new company car at least every three years, of a model commensurate with his position and as approved by the President.

     (d) All compensation paid to Employee shall be subject to the customary withholding of taxes as required by law.

     3.  Business Expenses

     (a) The parties acknowledge that Employee may incur, from time to time, for the benefit of the Corporation, and in furtherance of the Corporation's business, various expenses such as travel, entertainment and promotional expenses. The Corporation agrees that it shall either pay such expenses directly, advance sums to Employee to be used for payment of such expenses, or reimburse Employee for such expenses incurred by him, subject to the approval of such expenses by the Board of Directors of the Corporation.

     (b) Employee agrees to submit to the Corporation such documentation as may be reasonably necessary to substantiate the expenses paid or reimbursed pursuant to this Article 3.

     4. Performance of Employment. Employee will observe and comply with such reasonable rules, regulations and policies as may from time to time be established, in writing, by the Board of Directors of the Corporation or his designee.

     5.  Vacation.   Each year during this Agreement, Employee shall
be entitled to not less than five (5) weeks vacation per year and additional leave to attend business related conventions, meetings, and programs, all without reduction in salary hereunder in accordance with the Corporation's standard vacation policy. Vacation and other leave shall be taken on reasonable prior notice to the Board of Directors of the Corporation or his designee and at a time and manner which shall not interfere with the proper operation of the business of the Corporation.

     6.  Employment Conduct and Confidential Information

     (a) Employee shall at all times during the term of this Agreement observe and conform to all the laws regulating the business of the Corporation.

     (b) Employee recognizes that during the term of this Agreement, he will necessarily become privy to certain confidential and proprietary information of the Corporation (hereinafter referred to as "Confidential Data"). Confidential Data shall be considered to be all information, not otherwise public knowledge, concerning the identity of the Corporation's customers and suppliers, technical and business activities, plans, operations, pricing and procedures, which Confidential Data is designated in writing to be confidential or proprietary. Employee agrees that he will hold all Confidential
Data in the strictest confidence and that he will not disclose to any person entity for any reason nor use any Confidential Data in any way other than on behalf of the Corporation or as the Corporation may otherwise direct.

     (c) Employee agrees that all business records and files, including but not limited to memoranda, notes and proposals pertaining to the business, products or processes of the Corporation, shall be the sole property of the Corporation and he shall not retain, remove or copy such materials during the term of this Agreement or upon its termination or expiration, without the prior express written consent of the Board of Directors of the Corporation. Upon the termination of this Agreement or at any other time upon the request of the Board of Directors, Employee shall deliver all such materials to the Corporation.

     7.  Term of Employment.   The term of this Agreement shall be for
ten (10) years commencing on March 1, 1998 and ending on February 29, 2008. Thereafter, this Agreement shall automatically renew for successive one (1) year terms, unless either party gives sixty
(60) days written notice of his or its intent not to renew prior to the end of the then current term.

     8.  Termination of Employee.

     (a)  Disability.   If, during the term of this Agreement,
Employee becomes physically or mentally disabled so as to become unable for a period of more than six (6) consecutive months to perform his duties hereunder on substantially a full-time basis as determined by the Corporation (in its sole reasonable discretion), Employee's total compensation shall be reduced to 50% of his base salary. If Employee's disability continues for six (6) additional consecutive months, the Corporation may, at its option, terminate Employee's employment hereunder without further financial obligation, effective as of the end of the twelfth (12th) consecutive month of disability except as stated hereafter. For purposes of this provision, separate periods of disability shall be counted as continuous if separated by less than thirty (30) days, but the periods of separation shall not be counted for purposes of calculating the total period of disability.

     (b)  Cause.   The Corporation may terminate Employee's employment
under this Agreement for "cause", at any time during the initial or any renewal term, without further financial obligations hereunder.

        1. For Purposes of this Agreement, the term "cause" for immediate termination shall mean: (i) Employee being convicted of a crime of the first or second degree, as evidenced by a final judgement, order or decree of a court of competent jurisdiction; or (ii) any act of gross negligence or gross misconduct on the part of Employee with respect to his duties under this Agreement. For purposes of this provision, gross negligence or gross misconduct shall include embezzlement, theft or similar criminal conduct or fraud.

        2. Cause for termination on thirty (30) days written notice shall mean Employee's material breach of this Agreement. For purposes of this provision, a material breach of this Agreement shall include conduct or damage to property by the Employee which is materially injurious to the Corporation or its business, gross incompetence, gross insubordination, or any material violation by the Employee of any reasonably express direction of his corporate superiors. If the alleged breach of this Agreement is failure to comply with an oral rule, regulation or policy, Employee must have been provided with written notice of the rule, regulation or policy and of his alleged non-compliance therewith before his conduct may be deemed breach of this Agreement triggering a right to terminate upon thirty (30) days written notice.

     In the event that Employee cures the alleged cause for termination (a "default") as set forth in this Section 8(b)(2) during the thirty (30) day period, or if such default cannot be completely cured within such thirty (30) day period, he uses his best efforts to cure such default and continues same diligently, this Agreement shall not terminate; provided, however, that this Agreement shall thereupon automatically terminate if such default is not cured for any reason within ninety (90) days after delivery of such notice to Employee.

     9. Inventions, Creations and Discoveries. Employee acknowledges that during the course of his employment he may, either alone or in conjunction with others, be responsible for the creation or development of inventions, processes, materials or property (hereinafter referred to as "Materials"). Employee agrees that he will disclose all such Materials to the Board of Directors of the Corporation.
Employee acknowledges that all such Materials developed during the term of this Agreement shall be the property of the Corporation whether or not patent or copyright applications are filed with respect thereto from the date of their conception. If an assignment is necessary to transfer ownership thereof to the Corporation, Employee agrees that this Agreement, without more, shall constitute such an assignment. At the Corporation's request, Employee shall be required to make or assist in the filing of letters of patent, copyright applications or the like with respect to such materials. All such filings shall be made, if possible, in the name of the Corporation, at its expense. If such filings are required after the termination of Employee's employment by the Corporation, he shall receive reasonable compensation for his assistance. If made during the term of his employment, Employee shall receive no additional compensation therefor.

     10. Assignment Prohibited. This Agreement is personal to each of the parties hereto and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other.

     11. Continuity of Contract. Corporation is prohibited from merging or consolidating with any other corporation or business or from selling its Businesses outright unless the succeeding or surviving corporation or business expressly assumes the rights and obligations of the Corporation herein set forth with amendment.

     12. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

     13. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New Jersey.

     14. Paragraph Heading. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

     15. Waiver, Modification, Cancellation. Any waiver, alteration or modification of any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless in writing and signed by all of the parties hereto.

     16. eirs and Successors. This Agreement shall be binding upon the Corporation, Employee and their successors, heirs, assigns, personal representatives and transferees.

     17. Entire Agreement. This Agreement contains the entire agreement of the parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same.

     18. Waiver. The waiver by either party of a breach of any provisions contained herein must be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

     19. Notice. Whenever under the provisions of this Agreement notice is required to be given, it shall be in writing and shall be deemed given when (i) hand delivered; (ii) delivered by overnight courier; (iii) transmitted by facsimile transmission and first class mail; or (iv) mailed, postage prepaid by registered or certified mail, return receipt requested, addressed to the Corporation or Employee at their addresses as set forth on the first page of this Agreement. Either party hereto may change his or its address for purposes of this Agreement by notification to the other party in accordance with this Paragraph.

     20. Arbitration. If either party feels that the other party is in breach of this Agreement or any other dispute in connection with this Agreement arises between the parties, such claim or dispute shall be submitted to binding arbitration. Either party may initiate arbitration by giving written notice to that effect to the other party. Within ten (10) days after service of such written notice, each party shall designate one arbitrator. The two arbitrators so named shall designate a third arbitrator, who shall be an attorney licensed to practice law in the State of New Jersey, to act as the head arbitrator; provided, however, that should the partisan arbitrators be unable to agree upon a third arbitrator, then the third arbitrator shall be named by a Judge of the Superior Court of New Jersey sitting in Bergen County or the American
Arbitration Association upon the application of either party.

     The Arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association. In connection with the arbitration, the arbitrators shall, at the request of either party, direct that discovery be provided.
If the arbitration concerns whether a termination of Employee's Employment was for cause, the Corporation shall have the burden of establishing that cause existed by a preponderance of the evidence. In rendering their decision and award, the arbitrators shall not add to, subtract form or otherwise modify the provisions of this Agreement, but rather shall be bound thereby. Unless the arbitrators expressly provide in their award for a different allocation of costs and expenses, each party shall bear its own costs and expenses in connection with the arbitration and the costs and expenses of the arbitrators shall be borne equally.

     Judgement upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. It is expressly recognized, however, that no claim with respect to this Agreement may be raised b either party unless such claim is raised within two (2) years from the date on which the claim or cause of action accrued.

     21. Counterparts. The Agreement may be executed by the parties hereto on any number of separate counterparts and all such counterparts taken together shall constitute one and the same instrument. A facsimile mail transmission of this document executed by a party to this Agreement shall be treated as an original.

     22. Attorney Review. Employee acknowledges that he has been advised to have this Agreement reviewed by an Attorney at Law.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first above written.

ATTEST:                                   STERITEK, INC.

                                          /s/ Albert J. Wozniak
- --------------                            ----------------------
                                          Albert J. Wozniak,
                                          President and Chief
                                          Executive Officer

WITNESS:                                   EMPLOYEE

                                           /s/ James K. Wozniak
- --------------                             ----------------------
                                           James K. Wozniak